UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2009

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2009, VMware, Inc. (the “Company”) entered into an agreement (the “Separation Agreement”) with Rashmi Garde, who departed from her role as Vice President and General Counsel on September 22, 2009. The Separation Agreement provides that Ms. Garde will receive biweekly salary continuation payments through September 22, 2010 or such earlier date that she commences employment elsewhere. If Ms. Garde commences new employment prior to March 22, 2010, she will receive a lump sum payout of the salary continuation payments that would have otherwise been payable through March 22, 2010. The salary continuation payments are at a biweekly rate of approximately $11,500 through December 31, 2009 and $17,300 for the remainder of the salary continuation period.

Ms. Garde will also be paid her 2009 second half bonus payment equal to 25% of her annual base salary. She will also continue to vest in currently unvested stock options and restricted stock units through September 22, 2010 or such earlier date that she commences employment elsewhere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009

VMWARE, INC.

By:	/S/ MARK PEEK
Mark Peek
Senior Vice President and Chief Financial Officer